                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
National Electronic Information Corporation and Subsidiaries

     We have audited the accompanying consolidated balance sheets of National Electronic Information Corporation and Subsidiaries (the "Company") as of December 31, 1994 and 1995, and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of National Electronic Information Corporation and Subsidiaries as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

New York, New York
April 19, 1996

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1994 AND 1995

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                                           1994         1995
                                                                         --------     --------
                                            ASSETS
Current Assets:
  Cash and cash equivalents............................................  $  4,401     $  4,681
  Accounts receivable, net of allowance for doubtful accounts of $283
     and $421 in 1994 and 1995.........................................     2,383        4,125
  Accounts receivable -- affiliates....................................     1,518        2,063
  Prepaid expenses and other assets....................................       336          144
  Deferred income taxes................................................     2,965        4,620
  Investments..........................................................       549        4,409
                                                                         --------     --------
          Total current assets.........................................    12,152       20,042
Property and equipment -- At cost:
  Office furniture and equipment.......................................     1,887        2,312
  Computer equipment...................................................     3,523        4,822
  Leasehold improvements...............................................       806          809
                                                                         --------     --------
                                                                            6,216        7,943
  Less accumulated depreciation and amortization.......................     2,750        4,137
                                                                         --------     --------
Property and equipment -- net..........................................     3,466        3,806
                                                                         --------     --------
Investments............................................................     1,553           --
Goodwill...............................................................        --        3,892
Deferred income taxes..................................................     6,455        2,063
                                                                         --------     --------
          Total Assets.................................................  $ 23,626     $ 29,803
                                                                         ========     ========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses................................  $  4,735     $  5,635
  Current portion of due to affiliates.................................     2,209        2,385
  Deferred revenue.....................................................       144           --
  Current portion of capital lease obligations.........................        62          174
  State and Federal income taxes payable...............................       100           31
                                                                         --------     --------
          Total current liabilities....................................     7,250        8,225
                                                                         --------     --------
Deferred rent..........................................................       242           81
Due to affiliates......................................................     2,141           78
Long term capital lease obligations....................................        82          224
                                                                         --------     --------
          Total liabilities............................................     9,715        8,608
Commitments
Shareholders' Equity:
  Class A Common Stock, $10 par value; authorized, 50,000 shares;
     issued and outstanding -- 32,379 and 33,819 shares in 1994 and
     1995..............................................................       324          338
  Class B Common Stock, $10 par value; authorized, 157 shares, issued
     and outstanding, 69 shares........................................         1            1
  Additional paid-in capital...........................................    34,407       36,957
  Unrealized (loss)/gain on investments................................       (93)          25
  Accumulated deficit..................................................   (20,728)     (16,126)
                                                                         --------     --------
          Total shareholders' equity...................................    13,911       21,195
                                                                         --------     --------
          Total Liabilities and Shareholders' Equity...................  $ 23,626     $ 29,803
                                                                         ========     ========

                See notes to consolidated financial statements.

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                 (IN THOUSANDS)

                                                                 1993        1994        1995
                                                                -------     -------     -------
REVENUES
Processing service revenue....................................  $20,561     $25,053     $32,574
Participation fees............................................    3,429       3,610       4,177
Other income..................................................      473         437         693
                                                                -------     -------     -------
                                                                 24,463      29,100      37,444
                                                                -------     -------     -------
OPERATING EXPENSES
Cost of processing services revenue...........................   12,222      12,331      14,757
                                                                -------     -------     -------
GROSS MARGIN FROM OPERATIONS..................................   12,241      16,769      22,687
                                                                -------     -------     -------
Selling, general and administrative...........................    9,178      11,204      13,862
Depreciation and amortization.................................      798         910       1,221
Acquisition expenses..........................................      330         599         267
                                                                -------     -------     -------
                                                                 10,306      12,713      15,350
INCOME FROM OPERATIONS........................................    1,935       4,056       7,337
                                                                -------     -------     -------
OTHER INCOME (EXPENSE)
Interest income...............................................      136         140         325
Interest expense..............................................     (317)       (233)       (179)
                                                                -------     -------     -------
                                                                   (181)        (93)        146
                                                                -------     -------     -------
INCOME BEFORE INCOME TAXES....................................    1,754       3,963       7,483
INCOME TAX PROVISION (BENEFIT)................................       75      (9,320)      2,881
                                                                -------     -------     -------
NET INCOME....................................................  $ 1,679     $13,283     $ 4,602
                                                                =======     =======     =======

                See notes to consolidated financial statements.

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                                 (IN THOUSANDS)

                                                                 1993        1994        1995
                                                                -------     -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income....................................................  $ 1,679     $13,283     $ 4,602
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Deferred income taxes.......................................       --      (9,420)      2,736
  Depreciation and amortization...............................      798         910       1,221
  Allowance for doubtful accounts.............................       41         232         117
  Gain on sale of investments.................................       --          --          (9)
  Interest expense on affiliate loans.........................      312         227         162
Decrease (increase) in assets:
  Accounts receivable.........................................     (667)         (7)     (2,141)
  Prepaid and other current assets............................     (209)         (3)        210
Increase (decrease) in liabilities:
  Accounts payable and accrued expenses.......................    1,370         456         524
  Deferred revenue............................................     (104)         (6)       (144)
  State and Federal income taxes payable......................       48          25         (69)
  Deferred rent...............................................     (159)       (161)       (161)
                                                                -------     -------     -------
          Net cash provided by operating activities...........    3,109       5,536       7,048
                                                                -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in Synaptek -- Net of cash acquired..............       --          --      (1,313)
  Purchase of investments.....................................     (196)         --      (4,184)
  Proceeds from the sale of investments.......................       --          --       2,004
  Purchase of property and equipment..........................   (1,485)     (1,748)     (1,127)
                                                                -------     -------     -------
          Net cash used by investing activities...............   (1,681)     (1,748)     (4,620)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of affiliate loans................................   (1,170)     (1,646)     (2,048)
  Issuance of capital stock...................................       17          --          --
  Principal payments on capital lease obligations.............      (32)          5        (100)
                                                                -------     -------     -------
          Net cash used by financing activities...............   (1,185)     (1,641)     (2,148)
                                                                -------     -------     -------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....................      243       2,147         280
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..................    2,011       2,254       4,401
                                                                -------     -------     -------
CASH AND CASH EQUIVALENTS, END OF YEAR........................  $ 2,254     $ 4,401     $ 4,681
                                                                -------     -------     -------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest......................  $     5     $     6     $    18
                                                                -------     -------     -------
  Cash paid during the year for income taxes..................  $     4     $    55     $    97
                                                                -------     -------     -------
  Property and equipment financed through capital leases......  $   171     $   227     $    83
                                                                -------     -------     -------

                See notes to consolidated financial statements.

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIENCY)
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                   CAPITAL STOCK      CAPITAL STOCK
                                  ----------------   ----------------               UNREALIZED
                                  CLASS A            CLASS B            PAID-IN   (LOSS)/GAIN ON   ACCUMULATED
                         TOTAL    SHARES    AMOUNT   SHARES    AMOUNT   CAPITAL    INVESTMENTS       DEFICIT
                        -------   -------   ------   -------   ------   -------   --------------   -----------
BALANCE, JANUARY 1,
  1993................  $  (975)   30,712    $307       69      $  1    $34,407           --        $ (35,690)
  Net income..........    1,679        --      --       --        --         --           --            1,679
  Stock issued for
     cash.............       17     1,667      17       --        --         --           --               --
                        -------   -------   ------      --     ------   -------      -------       -----------
BALANCE, JANUARY 1,
  1994................      721    32,379     324       69         1     34,407           --          (34,011)
  Net income..........   13,283        --      --       --        --         --           --           13,283
  Unrealized (loss) on
     investments......      (93)       --      --       --        --         --          (93)              --
                        -------   -------   ------      --     ------   -------      -------       -----------
BALANCE, JANUARY 1,
  1995................   13,911    32,379     324       69         1     34,407          (93)         (20,728)
  Net income..........    4,602        --      --       --        --         --           --            4,602
  Unrealized gain on
     investments......      118        --      --       --        --         --          118               --
  Stock issuance......    2,564     1,440      14       --        --      2,550           --               --
                        -------   -------   ------      --     ------   -------      -------       -----------
BALANCE, DECEMBER 31,
  1995................  $21,195    33,819    $338       69      $  1    $36,957       $   25        $ (16,126)
                        =======    ======   ======   ======    ======   =======   ==========        =========

                See notes to consolidated financial statements.

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS ORGANIZATION -- National Electronic Information Corporation ("NEIC") and Subsidiaries (the "Company") was founded in 1981 by an insurance consortium including five of the nation's largest health insurance companies to implement a claims processing system to support the submission, editing and distribution of electronic claims for hospital, medical and dental services to commercial insurance and Medicare payers. The Company currently receives claims from over 3,000 hospitals, 160,000 physicians and 20,000 dentists. Claims are processed and routed to over 200 payers, including commercial insurers, Medicare and Medicaid payers, health maintenance organizations and dental insurers. Transaction fees for the Company's core claim processing business are paid by payers, and are a function of claim volume and price per claim.

     CONSOLIDATION -- The consolidated financial statements include the accounts of NEIC, Medical Electronic Data Exchange, Inc. and Medical Electronic Index, Inc. All intercompany accounts have been eliminated.

     USE OF ESTIMATES AND CONCENTRATION -- The financial statements are prepared in accordance with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Approximately 62 percent, 55 percent, and 40 percent of the Company's revenues were provided by the top five payers in 1993, 1994, and 1995. See note 5 to the consolidated financial statements.

     REVENUE RECOGNITION -- Processing service revenue and annual participation fees are charged to insurance carriers. Health service providers are charged annual participation fees and processing service revenue for Medicare claims. Annual participation fees are generally recognized upon billing. Participation fees not yet recognized upon billing are classified as deferred revenue. Transaction fee revenue is recognized as claims are processed. Fees earned from the licensing of software to health care providers are recognized when the licenses are granted.

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation of property and equipment is provided by the straight-line method over five to seven years. Leasehold improvements are amortized over the shorter of the duration of the lease or estimated life of the improvement.

     INVESTMENTS -- Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No.
115), requires that investments in debt and equity securities be classified in three categories (held-to-maturity, trading and available-for-sale). SFAS No. 115 has previously been adopted by the Company, and the Company classified its investment in accordance with the standard. Management has since adopted the implementation guidance contained in the November 1995 Financial Accounting Standards Board Special Report "Questions and Answers -- A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" (the Special Report). The Special Report permitted management to reassess the appropriateness of the classification of all securities held when such guidance was implemented (no later than December 31, 1995) and account for the reclassification at fair value. On December 29, 1995, management transferred 100 percent of its held-to-maturity securities to the available-for-sale classification at fair value. The net unrealized gains on such securities transferred is included in shareholders' equity at December 31, 1995.

     COMPUTER SOFTWARE COSTS -- The cost of purchased, licensed or internally developed computer software, incurred subsequent to establishing the technological feasibility of the software, that is to be sold or marketed, is capitalized and amortized using the straight-line method over five years. Costs incurred to establish the

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES technological feasibility of computer software to be sold, leased or otherwise marketed are expensed as incurred. Amortization of capitalized computer software costs amounted to $76,000, $52,000 and $89,000 for the years ended December 31, 1993, 1994 and 1995.

     INCOME TAXES -- The Company follows SFAS No. 109, "Accounting for Income Taxes," which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period of enactment. Additionally, SFAS No. 109 allows the recognition, in certain circumstances, of the tax benefit of net operating loss carryforwards. See Note 2.

     GOODWILL -- Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies and is amortized using the straight-line method over 20 years in accordance with APB No. 17. The Company carries its goodwill assets at purchase prices, less amortized amounts, and is subject to annual review for impairment. When reviewing for impairment, the Company's accounting policy for long-lived assets, including goodwill, requires the cost of capital to be considered in calculating the present value of the projected future cash flows expect to be generated over the estimated lives of the related assets. The discounted amount is then compared to the carrying value of the long-lived assets.

     DEFERRED RENT -- The Company has recorded a deferred rent credit for rent abatements granted under its office lease agreement. Rent expense is being charged to operations ratably over the term of the lease.

     CASH EQUIVALENTS -- The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

     RECLASSIFICATIONS -- Certain 1993 and 1994 amounts have been reclassified to conform to the 1995 presentation.

2. INCOME TAXES

     As discussed in Note 1, the Company follows SFAS No. 109 which permits the recognition of certain deferred tax assets when it is more likely than not that such income tax benefits will be realized in future years.

                                                               1993        1994          1995
                                                              -------   -----------   ----------
Current:
  Federal...................................................  $32,000   $    85,000   $   85,000
  State and local...........................................   43,000        15,000      115,000
                                                              -------   -----------   ----------
          Total.............................................   75,000       100,000      200,000
Deferred:
  Federal...................................................       --    (8,319,000)   2,367,636
  State and local...........................................       --    (1,101,000)     313,364
                                                              -------   -----------   ----------
          Total.............................................       --    (9,420,000)   2,681,000
                                                              -------   -----------   ----------
Income tax provision (benefit)..............................  $75,000   $(9,320,000)  $2,881,000
                                                              =======    ==========    =========

     As of December 31, 1993, 1994, and 1995, the Company has a deferred tax asset of $10,850,000, $9,420,000 and $6,683,000 with a related valuation allowance of $10,850,000, $0 and $0, respectively. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The significant component of the deferred tax asset relates to net operating loss carryforwards. There are no significant deferred tax liabilities. The Company has approximately $19,500,000 of net operating loss carryforwards which expire in varying amounts from 1996 through 2007. At Decem-

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES ber 31, 1994, the valuation allowance was eliminated since management believes that it is more likely than not that the Company will generate sufficient profits to enable it to realize the asset.

     The differences between income taxes computed by applying the federal statutory rate to income before income taxes in 1993 is due to the utilization of net operating loss carryforwards. In 1994, an income tax asset of $9,420,000 was established and in 1995, income tax expense reflects income taxes computed at the statutory rates.

3. DUE TO AFFILIATES

     As of January 1, 1990, the Company began charging shareholder carriers amounts in excess of the claim fee charged to other commercial carriers for processing service revenue (the "Surcharge"). The Company stopped charging these amounts on December 31, 1991.

     The repayment of the Surcharge to shareholder carriers in the form of a discounted fee per claim began in 1993. The discount is $.05 below rates charged to other commercial carriers. In 1995, two of the affiliates agreed to be repaid in four equal installments in 1996.

     The maximum amount discounted to shareholders in each calendar year cannot exceed one-third of the aggregate Surcharge and the aggregate discount per shareholder cannot exceed the aggregate Surcharge to that shareholder.

     Due to affiliates as of December 31:

                                                     1993            1994            1995
                                                  -----------     -----------     -----------
    Balance, January 1..........................  $ 6,627,815     $ 5,768,994     $ 4,350,038
    Interest accrued on surcharge...............      311,573         226,662         161,547
    Repayment on surcharge......................   (1,170,394)     (1,645,618)     (2,047,795)
                                                  -----------     -----------     -----------
    Balance, December 31........................    5,768,994       4,350,038       2,463,790
    Less current portion........................    2,001,000       2,209,271       2,385,378
                                                  -----------     -----------     -----------
                                                  $ 3,767,994     $ 2,140,767     $    78,412
                                                   ==========      ==========      ==========

     Interest expense relating to the Surcharge was computed based upon the prime rate in effect on the final day of the preceding year. Based on this formula, an interest rate of 6.0 percent was applied for the years 1993 and 1994 and 8.0 percent was applied for 1995, respectively.

     The current portion is estimated based on a $.05 discount per claim multiplied by the 1996 estimated claims volume applicable to the shareholder carriers plus the full amount of the Surcharge for those shareholder carriers who have agreed to be repaid in equal installments during 1996.

4. SHAREHOLDERS' EQUITY

     The shares of Class A common stock and Class B common stock are identical except that the entire voting power is vested in the holders of Class A common stock. Each share of Class B common stock may be converted, at the election of the holder, into one share of Class A common stock.

5. RELATED PARTY TRANSACTIONS

     a. The Company is owned by fourteen shareholders, ten of whom are major insurance carriers. Participation fees and processing service revenue earned from these shareholders amounted to approximately $15,127,000, $16,126,000 and $14,985,000 in 1993, 1994 and 1995, respectively. Amounts receivable from shareholders for the above fees approximated $1,518,000 and $2,063,000 at December 31, 1994 and 1995, respectively.

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES

     b. The Company incurred personnel expenses in connection with health and disability insurance supplied by shareholders of the Company approximating $515,000, $27,000 and $25,800 for the years ended December 31, 1993, 1994 and
1995, respectively.

6. RETIREMENT PLAN

     The Company sponsors a contributory 401(k) retirement plan that covers substantially all employees. The Company will match, based upon years of service, a percentage of employee contributions to a maximum of 5 percent. For 1993, 1994 and 1995, the Company's 401(k) retirement plan expense was approximately $168,000, $241,000 and $278,000, respectively.

7. COMMITMENTS AND CONTINGENCIES

     The Company leases equipment and office space under capital and operating leases. The Company has entered into various capital lease agreements and the principal payments due are as follows:

 YEAR ENDING
DECEMBER 31,                                                          TOTAL
- - -------------                                                        --------
   1996............................................................  $173,636
   1997............................................................   108,967
   1998............................................................    65,490
   1999............................................................    49,158
                                                                     --------
                                                                     $397,251
                                                                     ========

     At December 31, 1994 and 1995, assets purchased under the capital lease were $227,000 and $449,000. The related accumulated depreciation was $49,000 and $173,000, respectively.

     Minimum future cash obligations under all noncancelable operating leases at December 31, 1995 are as follows:

 YEAR ENDING
DECEMBER 31,                                                          TOTAL
- - -------------                                                       ----------
   1996...........................................................  $1,129,579
   1997...........................................................     603,579
   1998...........................................................      47,553
   1999...........................................................          --
                                                                    ----------
                                                                    $1,780,711
                                                                     =========

     The headquarters office space rental is subject to lessor cost escalation and contains two five-year renewable options. The Company has agreed to renew this lease for a term of one year ending on June 30, 1997. Rent expense for all office space operating leases in 1993, 1994, and 1995 amounted to approximately $554,000, $938,000 and $1,012,000, respectively.

     While various claims have been asserted against the Company, management believes that the ultimate liability, if any, from the resolution of these matters will not be material to the operating income or financial position of the Company.

8. ACQUISITION

     On July 25, 1995, NEIC executed an Agreement and Plan of Merger (the "Merger Agreement") by and between the Company and Medical Electronic Data Exchange, Inc. ("Synaptek") and Medical Electronic Data Index, Inc. ("Index") and Kepa Zubeldia, Robert C. Brown and Zelda Brown (collectively the "Synaptek Shareholders"). In the merger, all of the outstanding shares of Synaptek and Index were retired in exchange for $1,000,000 cash, repayment of an obligation for $106,000 and 1,440 shares of the Company's

          NATIONAL ELECTRONIC INFORMATION CORPORATION AND SUBSIDIARIES common stock valued at approximately $2,550,000. Synaptek and Index act as a clearinghouse for commercial, Medicare and Medicaid healthcare transactions.

     In conjunction with the Merger Agreement, the Company also entered into a Put Option Agreement with the Synaptek Shareholders whereby the Synaptek Shareholders could cause the Company to repurchase the Company's common stock at the greater of the fair market value of such shares or $2,600,000 during a six month period beginning July 13, 1998. In conjunction with the sale of the Company, the Put Option Agreement has terminated (see Note 9).

     The acquisition has been accounted for using the purchase method and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The excess of the purchase price over the fair values of the net assets acquired was $3,975,000, has been recorded as goodwill and is being amortized on the straight-line method over 20 years. The operating results of Synaptek and Index have been included in the consolidated statement of operations from the date of acquisition. The aggregate purchase price comprising goodwill consists of the following:

          Cash paid....................................................  $1,000,000
          Stock issued.................................................   2,550,000
          Debt paid down...............................................     106,000
          Negative fair value of net assets acquired...................      28,000
          Acquisition costs............................................     291,000
                                                                         ----------
                    Total Goodwill.....................................  $3,975,000
                                                                          =========

     The allocation of the purchase price to the fair value of the assets acquired and liabilities assumed is as follows:

          Cash paid....................................................  $   65,000
          Accounts receivable..........................................     264,000
          Prepaid expenses and other assets............................      18,000
          Property and equipment.......................................     267,000
          Goodwill.....................................................   3,975,000
          Accounts payable and expenses................................    (369,000)
          Capital lease obligations....................................    (273,000)
                                                                         ----------
                                                                         $3,947,000
                                                                          =========

9. SUBSEQUENT EVENTS

     On November 30, 1995, the Company entered into an agreement and plan of merger (the "Purchase Agreement") with ENVOY Corporation ("ENVOY") and ENVOY Acquisition Company ("EAC") whereas the respective Boards of Directors of ENVOY, EAC and the Company agreed to consummate a business combination, whereas, ENVOY and EAC would acquire all the issued and outstanding common stock of the Company for $2,626.29 per share, less a transaction bonus of $27.97, in cash. The common stock shares issued and outstanding for purposes of the transaction are 33,888.05 shares.

     In connection with the above transaction, the Company has offered NEIC Cumulative Redeemable Preferred Stock ("NEIC Preferred Stock") to certain Synaptek Shareholders who own 840.21 shares of NEIC Common Stock in exchange for the previously issued common shares at an exchange ratio of one share of NElC Preferred Stock for each share of NEIC Common Stock. Each holder of NEIC Preferred Stock has the option to sell their shares to the Company at a price of $2,606.94 plus any unpaid cumulative and current accrued dividends payable after August 1, 1996.

     The Put Option Agreement referred to in Note 8 has terminated as of the effective date of the merger (March 6, 1996).

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